   As Filed With the Securities and Exchange Commission on December 5, 1997
                                                 Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                       Prolong International Corporation
            (Exact name of registrant as specified in its charter)

            Nevada                                      74-2234246
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

               1210 North Barsten Way, Anaheim, California 92806
              (Address of Principal Executive Offices)  (Zip Code)

                           -------------------------


                           1997 STOCK INCENTIVE PLAN

                           (Full title of the plan)

                           ------------------------

                      The Nevada Agency and Trust Company
             50 West Liberty Street, Ste. 880, Reno, Nevada  89501
                    (Name and address of agent for service)

                                (702) 322-0626
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Michael E. Flynn, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                (714) 725-4000

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                         Proposed Maximum     Proposed Maximum
Title of Securities      Amount To Be        Offering             Aggregate          Amount of
  To Be Registered        Registered      Price Per Share      Offering Price     Registration Fee
==================================================================================================
Common Stock,
 $0.001 par value      2,500,000 shares      $2.00(1)           $5,000,000(1)         $1,475.00
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low bid price for the Common Stock as reported on the system of the National Association of Securities Dealers, Inc., known as the OTC Bulletin Board on December 2, 1997, which was $2.00 per share.


                               Page 1 of 6 Pages
                            Exhibit Index on Page 6

                                 PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form 10, Registration No. 000-22803 (the "Registration Statement") containing audited financial statements of Registrant for its fiscal year ended December 31, 1996.

         (b) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 10 filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         (a) As permitted by the General Corporation Law of Nevada, the Registrant's amended and restated Articles of Incorporation provide that, subject to any restrictions set forth in the Registrant's By-laws, it shall indemnify and hold its directors, officers, and others serving at the request of the Registrant as a director or officer of another corporation and those individuals serving as the Registrant's representative in a partnership, joint venture, trust or other enterprise, harmless and free from liability, expenses and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such individual to the fullest extent permitted under the laws of the state of Nevada for any claims against such individual arising out of the performance of his duty on behalf of the Registrant.

         (b) The Registrant's By-laws give the Registrant the ability to provide indemnification for each of its employees and agents to the same extent as its directors and officers upon action by its Board of Directors. The Registrant's By-laws also permit the Registrant to enter into indemnity agreements with any director, officer, employee, fiduciary or agent of the Registrant. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement to the fullest extent permitted by law. Finally, the Registrant's By-laws permit the Registrant to maintain indemnification insurance for its directors, officers, employees, fiduciaries and agents. The Registrant does not currently maintain any indemnification insurance.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not Applicable.

Item 8.  Exhibits.
-----------------

         The following exhibits are filed as part of this registration statement:

         Number                         Description
         ------                         -----------

           4.1    Specimen Certificate of the Registrant's Common Stock
                  (incorporated by reference to the same number exhibit to the Registrant's Registration Statement on Form 10 (Registration
                  No. 000-22803)).

           4.2 Prolong International Corporation 1997 Stock Incentive Plan and form of Stock Option Agreement (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on
                  Form 10 (Registration No. 000-22803)).

           5.1    Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
                  Corporation, Counsel to the Registrant.

          23.1    Consent of Stradling, Yocca, Carlson & Rauth, a Professional
                  Corporation (included in the Opinion filed as Exhibit 5.1).

          23.2    Consent of Corbin & Wertz.

          23.3    Consent of Deloitte & Touche LLP.

          24.1 Power of Attorney (included on signature page to this registration statement).

Item 9.  Undertakings.
---------------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 5th day of December, 1997.

                                       PROLONG INTERNATIONAL CORPORATION


                                       By: /s/  George Elton Alderman
                                           --------------------------
                                           George Elton Alderman
                                           Chief Executive Officer and President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Prolong International Corp., do hereby constitute and appoint George Elton Alderman our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                              Date
/s/ George Elton Alderman           Chief Executive Officer, President and       December 5, 1997
---------------------------------   Director (Principal Executive Officer)
George Elton Alderman

/s/ Thomas C. Billstein             Vice President, Secretary and Director       December 5, 1997
---------------------------------
Thomas C. Billstein

/s/ Nicholas M. Rosier              Chief Financial Officer (Principal           December 5, 1997
---------------------------------   Financial and Accounting Officer)
Nicholas M. Rosier

/s/ Tom T. Kubota                   Vice President, Investor Relations and       December 5, 1997
---------------------------------   Director
Tom T. Kubota

/s/ Melanie A. McCaffery            Director                                     December 5, 1997
---------------------------------
Melanie A. McCaffery

                                 EXHIBIT INDEX


Exhibit                                                                                           Sequential
Number                                     Description                                            Page Number
  4.1            Specimen Certificate of the Registrant's Common Stock (incorporated by               --
                 reference to the same number exhibit to the Registrant's Registration
                 Statement on Form 10 (Registration No. 000-22803)).

  4.2            Prolong International Corporation 1997 Stock Incentive Plan and form of Stock        --
                 Option Agreement (incorporated by reference to Exhibit 10.12 to the
                 Registrant's Registration Statement on Form 10 (Registration No. 000-22803)).

  5.1            Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation,            7
                 Counsel to the Registrant.

 23.1            Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation             --
                 (included in the Opinion filed as Exhibit 5.1).

 23.2            Consent of Corbin & Wertz.                                                           8

 23.3            Consent of Deloitte & Touche LLP.                                                    9

 24.1            Power of Attorney (included on signature page to this registration statement).       --